UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WORDLOGIC CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	88-0422023
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

650 West Georgia, Suite 2400
Vancouver, British Columbia, Canada, V6B 4N7
(Address of principal executive offices) (Zip Code)

(604) 257 3660
(Issuer's telephone number)

2008 Stock Compensation Plan
(Full title of the plan)

Corporate Services Group, LLC.
723 S. Casino Center Blvd, 2nd Floor
Las Vegas, Nevada 89101-6716
(Name and address of agent for service)

(800) 354 4004
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES	AMOUNT OF	PROPOSED	PROPOSED	AMOUNT OF
TO BE REGISTERED	SHARES TO	MAXIMUM	MAXIMUM	REGISTRATION
	BE	OFFERING	AGGREGATE	FEE
	REGISTERED	PRICE PER	OFFERING
		SHARE	PRICE (1)

common stock $.001 par	500,000	$0.77(1)	$385,000	$15.13
value

TOTALS	500,000		$385,000	$15.13

(1)

This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(c) under the Securities Act of 1933, as amended, and is calculated on the basis of the average of the bid and asked price per share of Common Stock of Wordlogic Corporation listed on the OTC Bulletin Board as of August 18, 2008, a date within five business days prior to the filing of this registration statement.

PART 1

INFORMATION REQUIRED IN THE SECTION 10(a)

The registrant shall deliver or cause to be delivered to each participant in the 2008 Stock Compensation Plan (the “Plan”), all material information regarding the Plan and its operations that will enable participants to make an informed decision regarding investment in the plan.

The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      Incorporation of Documents by Reference

The following documents filed with the SEC by Wordlogic Corporation (“Wordlogic”), are incorporated herein by reference:

(1)

Wordlogic's latest Annual Report on Form 10-K for the fiscal year ended December 31, 2007, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

(2)

All reports of the Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in subparagraph (1) above; and

(3)

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to filing of a post- effective amendment which indicate that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.      Description of Securities

Not applicable.

Item 5.      Interests of Named Experts and Counsel

The validity of the issuance of the shares registered under this Form S-8 registration statement has been passed upon for Wordlogic by Bacchus Corporate and Securities Law.

Item 6.      Indemnification of Directors and Officers

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of Wordlogic is insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such, is Chapter 78 of the Nevada Revised Statutes.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making Wordlogic responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

We have no directors and officers’ liability insurance at this time. At present, there is no pending litigation or proceeding involving any director, officer, employee or agent where indemnification would be required or permitted.

Item 7.      Exemption from Registration Claimed

Not applicable.

Item 8.      Exhibits

(a)	The following exhibits are filed as part of this registration statement pursuant to Item 601 of the Regulation S-K and are specifically incorporated herein by this reference:

Exhibit No	Title
5.1	Legal opinion and Consent of Bacchus Corporate and Securities Law
10.1	2008 Stock Compensation Plan
23.1	Consent of Manning Elliott LLP, Chartered Accountants
23.2	Consent of Cordovano and Honeck LLP, Chartered Accountants

Item 9.      Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post - effective amendment to this registration statement to:

	(i)	include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

(iii)

include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraph is incorporated by reference from periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability pursuant to the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information require to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(5)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to Section 13(a) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Vancouver, Province of British Columbia.

WORDLOGIC CORPORATION.
(Registrant)

By:	/s/ Frank Evanshen
Frank Evanshen, Director,
President, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURES	TITLE	DATE

	Director, President, Chief	August 20, 2008

/s/ Frank Evanshen	Executive Officer,
Frank Evanshen

	Director, Senior Vice	August 20, 2008
/s/ Peter Knaven	President, Chief
Technology Officer,
Peter Knaven

	Chief Financial Officer,	August 20, 2008
/s/ Darrin McCormack	Principal Accounting
Officer
Darrin McCormack

INDEX TO EXHIBITS

Exhibit No	Title
5.1	Legal opinion and Consent of Bacchus Corporate and Securities Law
10.1	2008 Stock Compensation Plan
23.1	Consent of Manning Elliott LLP, Chartered Accountants
23.2	Consent of Cordovano and Honeck LLP, Chartered Accountants